Exhibit 5.1

Carey Olsen Hong Kong LLP Suites 3610-13 Jardine House 1 Connaught Place Central Hong Kong T +852 3628 9000 E hongkong@careyolsen.com

Our ref	1072974/0002/H207282vl
Your ref

By Email

16 July 2021
SolarJuice Co., Ltd.
1/10-12 Forsyth Close,
Wetherill Park,
Sydney, NSW
Australia

Dear Sir or Madam

SOLARJUICE CO., LTD. {the "Company")

We have acted as Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1, including all amendments or supplements thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the "Securities Act"), on or about the date of this Opinion (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), representing ordinary shares of a par value of US$0.00001 each (the "Ordinary Shares").

This Opinion is given only on the laws of the Cayman Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands. We express no opinion as to matters of fact or, unless expressly stated otherwise, the veracity of any representations or warranties given in or in connection with any of the documents set out in Section 2.

In giving this Opinion we have reviewed originals, copies, drafts, and certified copies of the documents set out in Section 2. This Opinion is given on the basis that the assumptions set out in Section 3 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Section 4. Capitalised terms used in this Opinion shall have the meanings ascribed to them in this Opinion.

RESIDENT PARTNERS:              J Lightfoot M Padarin H Tucker J Webb

NON-RESIDENT PARTNERS:   R Clark M Hanson S Marks A McKenzie A Ohlsson K Robinson

Carey Olsen Hong Kong LLP is a limited liability partnership regulated by the Law Society of Hong Kong. Carey Olsen Hong Kong LLP is a law firm and part of Carey Olsen, a global law firm, operating through various separate and distinct legal entities. A list of offices and regulatory information can be found at www.careyolsen.com

BERMUDA BRITISH VIRGIN ISLANDS CAYMAN ISLANDS GUERNSEY JERSEY
CAPE TOWN HONG KONG LONDON SINGAPORE	careyolsen.com

1.	Opinions

We are of the opinion that:

(a)	The Company has been duly incorporated as an exempted company with limited liability under the Companies Act (as revised) of the Cayman Islands (the "Companies Act") and is validly existing. The Company has all requisite power and authority, and all material governmental licenses, authorisations, consents and approvals that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the SEC Reports), and the Company is duly qualified to transact business, in each case as required as a matter of Cayman Islands law.

(b)	Based on our review of the Memorandum and Articles (as defined in Section 2), the authorised share capital of the Company is US$50,000 divided into 5,000,000,000 Ordinary Shares.

(c)	Upon the due issuance of the Ordinary Shares and payment of the consideration therefor as contemplated in the Registration Statement, such Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

(d)	The statements under the caption "Taxation" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

2.	Documents Reviewed

The documents listed in this Section 2 are the only documents and/or records we have examined and relied upon and the only searches and enquiries we have carried out for the purposes of this Opinion.

(a)	The certificate of incorporation of the Company dated 16 February 2017, the amended and restated memorandum and articles of association of the Company adopted on 7 June 2021 (collectively, the "Memorandum and Articles"), the Register of Directors, in each case, of the Company, copies of which have been provided to us by the Company (together the "Company Records").

(b)	A certificate of incumbency relating to the Company issued by the registered office provider of the Company dated 7 July 2021 (the "Certificate of Incumbency").

(c)	The written resolutions of the board of director of the Company (the "Directors") dated 15 July 2021(the

"Resolutions").

(d)	The Registration Statement.

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3.	Assumptions

We have assumed:

(a)	the authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies and of all factual representations expressed in or implied by the documents we have examined;

(b)	that where we have been provided with a document in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft version of the document provided to us and, where a document has been reviewed by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(c)	the Resolutions remain in full force and effect and have not been amended, modified, supplemented, revoked, rescinded or terminated in any way, and any minutes are a true and correct record of the proceedings of the relevant meeting, which was duly convened and held and at which a quorum was present throughout in the manner prescribed in the Memorandum and Articles;

(d)	the Resolutions have been duly executed and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed;

(e)	that the Memorandum and Articles will remain in full force and effect and will be unamended;

(f)	that all necessary corporate action will be taken in accordance with applicable law and the Memorandum and Articles to authorise and approve any issuance of, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreements in respect of such issuance (the "Issuance Documents") will be, or have been, duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(g)	the full power (including both capacity and authority), legal right and good standing of each of the parties to the Issuance Documents to execute, date, unconditionally deliver and perform their obligations under the Issuance Documents;

(h)	that the applicable Issuance Documents relating to any Ordinary Shares to be offered and sold will constitute legal, valid and binding obligations, enforceable in accordance with their terms;

(i)	that there is no contractual or other obligation, prohibition or restriction (other than arising by operation of the laws of the Cayman Islands or as set out in the Memorandum and Articles) which may limit the Company's ability to enter into or perform its obligations under the Issuance Documents;

(j)	that the issuance and sale of and payment for the Ordinary Shares will be in accordance with the applicable Issuance Documents duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto);

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(k)	that upon issue of any Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(I)	that the Company will issue the Ordinary Shares in furtherance of its objects as set out in its memorandum of association;

(m)	that the Company will have sufficient authorised but unissued share capital to effect the issue of any of the Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Ordinary Shares;

(n)	none of the Ordinary Shares has been or will be offered or issued to residents of the Cayman Islands;

(o)	the Company is, and after the allotment (where applicable) and issuance of any Ordinary Shares will be, solvent (both on a "going concern" and "balance sheet" basis);

(p)	that no party is aware of any improper purpose for the issue of the Ordinary Shares;

(q)	no law or regulation of any jurisdiction other than the Cayman Islands qualifies or affects this Opinion; and

(r)	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission.

4.	Qualifications

We express no opinion in respect of the enforceability of any provision in the Registration Statement and any applicable Issuance Documents which purports to fetter the statutory powers of the Company.

We are furnishing this Opinion as exhibit 5.1 of the Registration Statement. We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name under the headings "Enforceability of Civil Liabilities" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Carey Olsen

Carey Olsen Hong Kong LLP

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